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                                                                    EXHIBIT 99.3



SUIZA FOODS COMPLETES ACQUISITION OF LAND-O-SUN DAIRIES, L.L.C.

BUSINESS WIRE - FEBRUARY 23, 1998 08:33

%SUIZA-FOODS SZA %TEXAS %TENNESSEE %FOODS %BEVERAGES %MERGERS %ACQ V%BW P%BW
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DALLAS--(BUSINESS WIRE)--Feb. 23, 1998--Suiza Foods Corporation (NYSE:SZA)
reported today that it has completed the previously announced acquisition of Land-O-Sun Dairies, L.L.C., a Johnson City, Tennessee-based processor of fluid dairy and ice cream. Land-O-Sun reported sales of approximately $464 million in its 1997 fiscal year. Gregg L. Engles, Suiza's Chairman and Chief Executive Officer, commented: "Land-O-Sun is the most significant dairy business we have acquired to date. It substantially increases our sales base, strengthening our presence in the Southeast with complementary manufacturing and distribution facilities. It also further solidifies our position as a leading dairy company in the U.S. Just as importantly, it forges a relationship with Dairy Farmers of America, which is a critical link in the supply chain for America's dairy industry. We look forward to Land-O-Sun's contributions as we continue to build an increasingly strong and profitable business." Suiza Foods is a Dallas-based company with leading positions in the dairy, consumer goods plastic packaging and packaged ice industries. Its principal holdings are in fluid dairy processing, refrigerated, shelf-stable and frozen food products, packaged ice and consumer goods plastic packaging. Statements in this press release other than statements of historical fact may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as Suiza's future financial condition and results, are subject to inherent risks and uncertainties, and actual results may differ materially from the results discussed in these forward-looking statements. Additional information concerning these and other risk factors are contained in Suiza's latest Annual Report on Form 10-K and in each of Suiza's other recent filings with the Securities and Exchange Commission (SEC), copies of which are available from the SEC and can be obtained from Suiza upon request.

    CONTACT: SUIZA FOODS CORPORATION
             J. Michael Lewis
             Vice President and Treasurer
             (214) 528-9922
                or
             Morgen-Walke Associates:
             June Filingeri, John Blackwell
             Media contact: Miriam Adler
             (212) 850-5600